Consent of Independent Auditors





The Board of Directors and Shareholder
Aetna Generation Portfolios, Inc.:

We consent to the use of our report dated June 15, 1995 included herein and to the reference to our Firm under the heading "Independent Auditors" in the Statement of Additional Information.




                                          /s/ KPMG Peat Marwick LLP




Hartford, Connecticut
December 15, 1995